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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



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
                                                                                               Year Ended December 31,
                                                                                     -------------------------------------------
                                                                                         1996            1995           1994
                                                                                         ----            ----           ----
                                                                                     (Restated
                                                                                     - Note M)
Primary

Average shares outstanding........................................................... 12,193,689      11,204,971      10,339,072
Net effect of dilutive stock options and warrants - based on the treasury stock
method using average market price....................................................    326,735         155,797         642,111
                                                                                     -----------     -----------     -----------
Total................................................................................ 12,520,424      11,360,768      10,981,183
                                                                                     -----------     -----------     -----------
Net income...........................................................................$ 2,940,309     $ 2,399,067     $ 1,971,049
                                                                                     ===========     ===========     ===========
Per share amount.....................................................................$      0.23     $      0.21     $      0.18
                                                                                     ===========     ===========     ===========

Fully Diluted

Average shares outstanding........................................................... 12,193,689      11,204,971      10,339,072
Net effect of dilutive stock options and warrants - based on the treasury stock method using the quarter-end market price, if higher than average market
        price........................................................................    350,189         155,797         740,064
                                                                                     -----------     -----------     -----------
Total................................................................................ 12,543,878      11,360,768      11,079,136
                                                                                     ===========     ===========     ===========
Net income...........................................................................$ 2,940,904     $ 2,399,067     $ 1,971,049
                                                                                     ===========     ===========     ===========
Per share amount.....................................................................$      0.23     $      0.21     $      0.18
                                                                                     ===========     ===========     ===========
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